As filed with the Securities and Exchange Commission on December 8, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROSETTA GENOMICS LTD.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Israel	2834	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Rosetta Genomics Ltd.

10 Plaut Street, Science Park

Rehovot 76706 POB 4059

Israel

+972-73-222-0700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

With a copy to:
Rosetta Genomics Inc. 3711 Market Street, Suite 740 Philadelphia, Pennsylvania 19104 Attn: President (215) 382-9000	Brian P. Keane, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts, 02111 (617) 542-6000
(Name, address , including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ____________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ____________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ____________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Ordinary Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value NIS 0.6 per share	15,470,000	$0.61	$9,436,700	$1,094

(1)	All of the ordinary shares offered hereby are for the account of selling stockholders and consist of (i) up to 5,170,000 ordinary shares issuable upon conversion of convertible debentures, (ii) up to 10,000,000 ordinary shares issuable upon the exercise of outstanding warrants and (iv) up to 300,000 ordinary shares issuable upon the exercise of outstanding warrants issued as placement agent compensation. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional ordinary shares which become issuable by reason of any share dividend, share split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of ordinary shares outstanding.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low prices for the ordinary shares on December 6, 2016, as reported on The NASDAQ Capital Market.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), shall determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 8, 2016

15,470,000 Ordinary Shares

ROSETTA GENOMICS LTD.

This prospectus relates to the resale, from time to time, by the selling stockholders named in this prospectus or their pledgees, donees, transferees, or other successors in interest of up to 15,470,000 of our ordinary shares.  These shares consist of (i) up to 5,170,000 ordinary shares issuable upon conversion of convertible debentures (the “PIPE Debentures”) and (ii) up to 10,000,000 ordinary shares issuable upon the exercise of outstanding warrants (the “2016 Warrants”) issued to the selling stockholders in connection with a private placement completed on November 29, 2016 (the “2016 Private Placement”), as well as up to 300,000 ordinary shares issuable upon the exercise of outstanding warrants issued as placement agent compensation (the “Placement Agent Warrants”).

Our ordinary shares are currently listed on the NASDAQ Capital Market under the symbol “ROSG.” On December 7, 2016, the last reported sale price of our ordinary shares was $0.6189 per share.

The selling stockholders may offer and sell any of the ordinary shares from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the shares. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section entitled “Plan of Distribution” elsewhere in this prospectus. We will not receive any proceeds from the sale of any ordinary shares by the selling stockholders. We do not know when or in what amount the selling stockholders may offer the ordinary shares for sale. The selling stockholders may sell any, all or none of the ordinary shares offered by this prospectus.

AN INVESTMENT IN OUR ORDINARY SHARES INVOLVES RISKS. SEE THE

SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                 , 2016

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 we filed with the Securities Exchange Commission, or the SEC, using a shelf registration process. Under the shelf registration process, the selling stockholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus and the documents incorporated by reference herein include important information about us, the ordinary shares being offered by the selling stockholders and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all the information provided in the registration statement we filed with the SEC. You should read this prospectus together with the additional information about us described in the sections below entitled “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.” You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not, and the selling stockholders have not authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus and information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any other date.

Unless the context otherwise requires, references to “we,” “our,” “us,” the “Company” or “Rosetta” in this prospectus mean Rosetta Genomics Ltd. and its subsidiaries.

“RosettaGX Cancer Origin™”, “RosettaGX Next-Gen,” “mi-LUNG™, ”“mi-KIDNEY™” and “RosettaGx Reveal™” are the subject of either a trademark registration or application for registration in the United States. Other brands, names and trademarks contained in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement may appear without the ® and ™ symbols, but such references are not intended to indicate, in any way, that the owner thereof will not assert, to the fullest extent under applicable law, such owner’s rights to these trademarks, service marks and trade names. This prospectus supplement contains additional trade names, trademarks and service marks of other companies, which, to our knowledge, are the property of their respective owners.

We obtained industry and market data used throughout and incorporated by reference into this prospectus through our research, surveys and studies conducted by third parties and industry and general publications. We have not independently verified market and industry data from third-party sources.

 (i)

PROSPECTUS SUMMARY

This summary highlights only some of the information included or incorporated by reference in this prospectus. You should carefully read this prospectus together with the additional information about us described in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before purchasing our ordinary shares.

Overview

We are seeking to develop and commercialize new diagnostic tests based on various genomics markers, including DNA, microRNA and protein biomarkers and using various technologies, including, qPCR, microarrays, Next Generation Sequencing (NGS) and Fluorescence In Situ Hybridization (FISH). We have two CLIA-certified, CAP-accredited, laboratories in Philadelphia, PA, and Lake Forest, CA which enable us to commercialize our own diagnostic tests.

We believe that we were the first commercial enterprise to focus on the emerging microRNA field, and that as a result, we have developed an early and strong intellectual property position related to the development and commercialization of microRNA-based diagnostics. Using our intellectual property, collaborative relationships with leading commercial enterprises and academic and medical institutions, and expertise in the field of microRNAs, we have initiated microRNA-based diagnostic programs for various cancers and other diseases. We are currently marketing and selling the following four diagnostic tests based on our proprietary microRNA technologies:

•	RosettaGX Reveal – This is a microRNA-based assay for the classification of indeterminate thyroid fine-needle aspirate, or FNA, samples. The test utilizes routinely prepared FNA smears as well as liquid-based cytology samples (prepared using the ThinPrep® system) to classify a cytologically indeterminate thyroid nodule as “benign” or “suspicious for malignancy by microRNA”. The test also measures a microRNA biomarker for medullary carcinoma.

•	RosettaGX Cancer Origin™ (formerly “miRview® mets2”) – This test is our second-generation microRNA-based diagnostic for the identification of the primary site of metastatic cancer, specifically metastatic cancer of unknown primary (CUP).

•	mi-LUNG™ (formerly “Rosetta Lung Cancer Test”) – This test is a microRNA-based lung cancer classification test for cytology samples, mainly FNA samples as well as pathology samples, such as small biopsies and resections. This test classifies primary lung cancers into Neuroendocrine vs. non-small cell lung cancer, or NSCLC, and then further classifies NSCLC into squamous vs. non-squamous and Neuroendocrine into small cell lung cancer, or SCLC, vs. carcinoid.

•	mi-KIDNEY™ (formerly “Rosetta Kidney Cancer Test”) – This test is a microRNA-based kidney tumor classification test for pathology samples. This test was designed to classify primary kidney tumors into one of the four most common types: the malignant renal cell carcinomas clear cell (conventional), papillary and chromophobe as well as the benign oncocytoma.

We currently have distribution agreements with respect to some of these tests covering Australia, Greece, Israel, New Zealand and Turkey. All of these distribution agreements call for samples to be sent to our CLIA-certified laboratory in Philadelphia for analysis.

In general, we are generating demand for our testing services through our direct selling effort in the United States and are successfully fulfilling that demand in either of our labs. We are working to gain more consistent payment from commercial payors, as well as to secure reimbursement coverage from Medicare. We are increasing our activity to establish policy-level reimbursement, which could improve our ability to receive prompt payment from commercial payors. We announced in May 2012 that the designated Medicare Administrative Contractor, or MAC, for RosettaGX Cancer Origin is covering this test for all Medicare beneficiaries, and we are receiving approved payments for claims submitted.

On April 13, 2015, we acquired CynoGen, Inc., which does business as PersonalizeDx (“CynoGen” or “PersonalizeDx”). PersonalizeDx is a molecular diagnostics and services company serving community-based pathologists, urologists, oncologists and other reference laboratories across the United States. PersonalizeDx is focused on the detection of genomic changes through FISH technology, which helps to detect cancer, measure the potential aggressiveness of the disease and identify patients most likely to respond to targeted therapies.

PersonalizeDx offers its clients a virtual ‘tech only’ platform in which such clients can collaborate with the company to perform and bill for the ‘professional component’ of FISH molecular testing services for lung, breast, bladder, prostate and hematologic cancers. PersonalizeDx also performs PCR, IHC and histology testing services for its clients in its 30,000 square foot laboratory facility located in Lake Forest, CA. PersonalizeDx was initially founded by Abbott Laboratories and PersonalizeDx performed several clinical trial studies for Abbott and Abbott’s research partners. PersonalizeDx is currently performing testing for one clinical trial for Abbott in bladder cancer. There is no guarantee that PersonalizeDx will be granted additional clinical trial business from Abbott going forward.

We have entered into an agreement to sell and market products for Admera Health, offering products to oncology physicians that are key call points for our sales force. By entering into this agreement, we believe we could gain additional opportunities to meet with oncologists and discuss new products that may improve the patients’ diagnostic experience.

In addition, we have a number of projects in our diagnostics pipelines including the research and development of product line extensions to, and next generation versions of, our thyroid assay. In addition, we are in the discovery stage for one diagnostic assay.

•	RosettaGX Reveal V2 - We are seeking to develop a second version of RosettaGX Reveal, a microRNA-based assay for the differential diagnosis of indeterminate thyroid FNAs that utilizes routinely prepared FNA smears. This second version will combine RosettaGX Reveal’s current microRNA biomarkers with other genetic biomarkers (e.g. mRNA, other small RNAs) to optimize test performance. We anticipate that we will launch this assay by 2018.

•	Bladder cancer risk stratification - We are seeking to discover tissue-based microRNA biomarkers for the purpose of developing a new assay for the risk stratification of patients with non-muscle-invasive bladder cancer. We have so far completed and published two studies that demonstrate the role of microRNAs for risk stratification of bladder cancer (Rosenberg et al., 2013 and Segersten et al., 2013). We have initiated an additional proof of concept study this year and expect to launch this new assay in the first half of 2018.

MicroRNAs also represent potential targets for the development of novel drugs. We are participating in the Rimonim Consortium, which is supported by the Office of the Chief Scientist at the Ministry of Economy of the State of Israel, or the OCS. The aim of this consortium is to develop novel technologies for the use of short interfering RNA, or siRNA, and microRNA mimetics or anti-microRNAs for therapeutics. In this consortium we are attempting to: (1) develop novel RNA molecules that contain chemical modifications or conjugations for therapeutic purposes; and (2) develop novel delivery systems for microRNAs that will enable targeted delivery to desired cells. Currently, the consortium includes three companies. The transfer of know-how developed in the framework of the consortium or rights to manufacture based on and/or incorporating such know-how to third parties which are not members of the consortium requires the consent of the OCS.

In the past, we participated in the two-year Magneton Project. This two-year project was also supported by the OCS and was conducted in collaboration with Prof. Ronit Satchi-Fainaro (Department of Physiology and Pharmacology, Sackler School of Medicine, Tel Aviv University). It was aimed at developing a nano-carrier delivery system for microRNA mimetics for the treatment of cancer. In December 2015, we completed this project. Project activity included in vivo studies, pre-clinical toxicity studies and in vivo efficacy studies in an animal model of glioblastoma. The results showed limited efficacy and the project was terminated in January 2016. The transfer of knowledge discovered in this project is subject to limitations specified in the Israeli R&D law.

The OCS, under special circumstances, may approve the transfer of the know-how developed in these supported projects outside of Israel, provided that the grant recipient pays to the OCS a portion of the sale price paid in consideration for such know-how, which portion will not exceed six times the amount of the grants received plus interest (or three times the amount of the grant received plus interest, in the event that the recipient of the know-how has committed to retain the R&D activities of the grant recipient in Israel after the transfer). As of the date of this prospectus supplement, we had received from the OCS total grants of $917,721 for our development under the Rimonim Consortium and $282,141 for our development under the Magneton project.

According to an amendment to the Israeli R&D law, a new National Technological Innovation Authority, or NTIA, was established and will replace the OCS in the implementation of the governmental policy in connection with the R&D Law (and has been given discretion in the implementation of the R&D Law for such purpose). Until otherwise determined by NTIA, the provisions of the R&D Law and regulations that applied to existing OCS programs (including those provisions described above) shall continue to apply.

Background

Rosetta Genomics was founded in 2000 with the belief that what was known as “junk DNA” actually contains hundreds, possibly thousands, of tiny RNA genes that encode small RNA molecules, later termed microRNAs, which play an important role in the regulation of protein production, and hence the onset and progression of disease. In the cell, genes are expressed through information carried from our DNA by messenger RNAs, or mRNAs, which is in turn translated into proteins. Proteins are the building blocks of all living cells. The type of cell, its function, and the timing of its death are determined by which proteins are produced in the cell, and at what quantities and time they are produced. However, the proteins are the end product of a complex process, which begins with the genetic code present in DNA. Before a protein is expressed, or produced, relevant parts of the DNA are copied into a mRNA. Each mRNA holds a code with instructions on how to build a specific protein using a process called translation. Although one messenger RNA molecule is capable of translating hundreds of thousands of protein molecules, the number it actually produces is regulated by microRNAs. MicroRNAs have been found to regulate the expression of other genes by binding to the mRNA.

MicroRNAs have been shown to have varying expression levels across various pathological conditions, and thus have significant potential as a class of highly sensitive and tissue specific biomarkers. We have developed a microRNA discovery process and have demonstrated, in a work published by us in Nature Genetics, that the number of human microRNAs is significantly higher than what was previously believed. We have discovered hundreds of biologically validated human microRNAs and dozens of validated viral microRNAs and filed extensive patent applications with claims potentially covering these microRNAs, some of which have been issued.

To leverage the potential of microRNAs as a novel diagnostic platform, we have developed proprietary methods to extract microRNAs from a wide range of tissue and body fluid samples and to quantify specific microRNA expression signatures, which may be used as diagnostic panels to potentially diagnose cancers, their subtypes, as well as the origin of metastases. We have already developed and launched a number of diagnostic tests based on our platforms and have published several papers demonstrating how our methods can be used to develop such diagnostics (e.g. Rosenwald et al., Modern Pathology, 2010; Benjamin et al., Journal of Molecular Diagnostics, 2010). Moreover, we were able to demonstrate the utility of our developed tests in post-market studies with collaborators from leading medical centers in the United States and Europe (Bishop et al. Clinical Cancer Research, 2010; Muller et al., The Oncologist, 2010).

We believe that microRNAs are stable, sensitive and specific markers, and we are advancing diagnostic development programs in cancer and other areas, to potentially enable accurate diagnosis and improve patient care management worldwide.

Our Strategy

Our goal is to become a leader in the development and commercialization of microRNA-based and other diagnostic tests. Our key business strategies to achieve this goal are as follows:

•	Leverage our knowledge and experience. We plan to leverage our extensive microRNA and Fluorescence in situ Hybridization, or FISH, knowhow and experience to potentially develop additional tissue-based as well as body fluid-based diagnostic tests.

•	Maximize sales of our current commercial tests through geographic partners and our own commercial efforts. We plan to maximize revenues from our current commercial tests via corporate relationships and through our own targeted commercial efforts. To date we have entered into distribution agreements with five distributors, pursuant to which these distributors have the right to commercialize these tests in their territories. Furthermore, we currently have 15 customer-facing individuals on our commercial team.

•	Build and maintain a strong intellectual property position. We believe that we were the first commercial enterprise to focus on the emerging field of microRNAs. We also believe we have an early and strong intellectual property position (both patents we own and those we have exclusively, co-exclusively, or non-exclusively licensed) in the area of developing and commercializing microRNA-based diagnostic tests. Our patent strategy is to seek broad coverage on all of our identified microRNA sequences. We have also filed, and intend to continue to file, patent applications that claim our technical platforms and method-of-use for specific diagnostic and therapeutic applications.

•	Leverage our intellectual property position and microRNA expertise to continue to establish strategic collaborations. We intend to continue to establish strategic collaborations with leading clinical diagnostic and pharmaceutical companies to further develop and commercialize microRNA-based diagnostics. We believe that our strong intellectual property position and expertise in the field of microRNAs will be very attractive to additional collaboration partners.

•	Selectively pursue opportunities to expand our business and enhance our product offerings. We plan to selectively pursue opportunities to acquire, license, or invest in complementary businesses, products, technologies and assets teams that will allow us to expand our portfolio of diagnostic tests and therapeutics, accelerate the pace of our innovation, and expand into additional markets beyond what we can achieve organically.

The 2016 Private Placement and Concurrent 2016 Registered Direct Offering

On November 29, 2016, we closed a transaction with a prominent institutional healthcare investor pursuant to which we sold (i) an aggregate of 1,095,000 of our ordinary shares (the “Shares”) at a purchase price of $0.50 per share and an aggregate principal amount of $3,160,000 unsecured convertible debentures (the “Registered Debentures”) in a registered direct offering (the “2016 Registered Direct Offering”) and (ii) warrants to purchase up to 10,000,000 ordinary shares with an initial exercise price of $0.85 per share (the “2016 Warrants”) and an aggregate principal amount of $1,292,500 unsecured convertible debentures (the “PIPE Debentures” and together with the Registered Debentures, the “Debentures”) in a concurrent private placement (the “2016 Private Placement” and, together with the 2016 Registered Direct Offering, the “2016 Offerings”). At this initial closing, we received gross proceeds of $3,707,500 for the Shares, the Registered Debentures and 2016 Warrants. A second closing at which we will receive gross proceeds of $1,292,500 for the PIPE Debentures will be held upon the effectiveness of a resale registration statement covering the resale of the ordinary shares issuable upon conversion of the PIPE Debentures and exercise of the 2016 Warrants (the “Resale Registration Statement”), subject to the satisfaction of customary closing conditions.

The Debentures are non-interest bearing, have a term of 30 years and are convertible into ordinary shares at an initial conversion price of $0.50 per share. The Debentures are not subject to voluntary prepayment prior to maturity. In the event of a reverse stock split of our ordinary shares, the conversion price of the Debentures shall be reduced to the lesser of (x) the then conversion price, as adjusted, and (y) the average of the two lowest volume weighted average prices of our ordinary shares during the 10 trading days immediately following the reverse stock split, which shall thereafter be the new conversion price. Additionally, subject to limited exceptions, for a period of 18 months following the effective date of the Resale Registration Statement, if we issue ordinary shares or securities that are convertible or exercisable into ordinary shares at a price that is less than the effective conversion price, the then conversion price shall be automatically reduced to the price at which we issued the ordinary shares or the underlying exercise price or conversion price of the securities. Under no circumstances will the adjusted conversion price of the Debentures be lower than $0.25. Our payment obligations under the Debentures is guaranteed by our subsidiaries pursuant to a Subsidiary Guarantee.

The 2016 Warrants were immediately exercisable upon issuance and have a term of five years. The exercise price of the 2016 Warrants is subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our ordinary shares and rights offerings and pro rata distributions with respect to all holders of our ordinary shares. Additionally, in the event of a reverse stock split of our ordinary shares, the exercise price shall be reduced to the lesser of (x) the then exercise price, as adjusted, and (y) the average of the two lowest volume weighted average prices of our ordinary shares during the 10 trading days immediately following the reverse stock split, which shall thereafter be the new exercise price. Additionally, subject to limited exceptions, for a period of 12 months following the effective date of the Resale Registration Statement, if we issue ordinary shares or securities that are convertible or exercisable into ordinary shares at a price that is less than the effective exercise price, the then exercise price shall be automatically reduced to the price at which we issued the ordinary shares or the underlying exercise price or conversion price of the securities.

Aegis Capital Corp. and Maxim Group LLC served as placement agents for the 2016 Offerings (the “Placement Agents”). The Placement Agents will receive in the aggregate (i) a cash fee equal to approximately $350,000 ($259,525 at the initial closing and $90,475 at the second closing), (ii) warrants to purchase up to 300,000 ordinary shares (the “Placement Agent Warrants”) and (iii) reimbursement of expenses of $75,000. The Placement Agent Warrants will become exercisable on November 29, 2017 and will expire on November 29, 2021 and have an exercise price equal to $0.625, or 125% of the offering price per Share.

We also entered into a Registration Rights Agreement with the investor, pursuant to which we are required to file the Resale Registration Statement on Form F-1 within 45 days of the initial closing to cover the resale of the ordinary shares issuable upon exercise of the 2016 Warrants and conversion of the PIPE Debentures (as well as the Placement Agent Warrants). Our failure to satisfy certain conditions and deadlines described in the Registration Rights Agreement may subject us to payment of certain liquidated damages.

The 2016 Offerings were approved by our Board of Directors in accordance with Israeli law.

Corporate Information

We were incorporated under the laws of the State of Israel on March 9, 2000, as Rosetta Genomics Ltd., an Israeli company. The principal legislation under which we operate is the Israeli Companies Law, 5759-1999, as amended, or the Companies Law. Our principal executive office is located at 10 Plaut Street, Science Park, Rehovot 76706 Israel, and our telephone number is + 972-73-222-0700. Our wholly owned subsidiary, Rosetta Genomics Inc., which was incorporated in Delaware on April 21, 2005, is located at 3711 Market Street, Suite 740, Philadelphia, Pennsylvania 19104, and its telephone number is (215) 382-9000. Rosetta Genomics Inc. serves as our agent for service of process in the United States. In April 2015, we acquired CynoGen Inc. (d/b/a PersonalizeDx), a Delaware corporation with principal offices located at 25901 Commercentre Drive, Lake Forest, CA 92630. Our web site address is www.rosettagx.com. The information on our web site is not incorporated by reference into this prospectus supplement and should not be considered to be a part of this prospectus supplement.

The Offering

Ordinary shares offered by the selling stockholders	Up to 15,470,000 ordinary shares, consisting of (i) up to 5,170,000 ordinary shares issuable upon conversion of the PIPE Debentures, (ii) up to 10,000,000 ordinary shares issuable upon the exercise of the 2016 Warrants and (iii) up to 300,000 ordinary shares issuable upon the exercise of the Placement Agent Warrants.

Use of proceeds	We will not receive any proceeds from the sale of the ordinary shares offered by this prospectus.

NASDAQ Capital Market Symbol	ROSG

RISK FACTORS

Investing in our ordinary shares involves risks. Please carefully consider the risk factors described below and in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2015 (File No. 001-33042), which is incorporated by reference in this prospectus. In addition, on December 8, 2016, we filed a report on Form 6-K to restate our consolidated financial statements as of December 31, 2015 to include a note with respect to liquidity issues and management’s plans to address these issues. See Note 1d(2) to the consolidated financial statements filed as Exhibit 99.1 to the report on Form 6-K filed on December 8, 2016, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. You should be able to bear a complete loss of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements may be included herein or incorporated by reference in this prospectus and include, in particular, statements about our plans, strategies and prospects and may be identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” “seek,” “could,” “likely,” “strategy,” “goal” or “continue” or the negative of those terms or other comparable terminology. These forward-looking statements are subject to risks, uncertainties and assumptions about us. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations.

Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in “Risk Factors.” All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in “Risk Factors,” in which we have disclosed the material risks related to our business. These forward-looking statements involve risks and uncertainties, and the cautionary statements identify important factors that could cause actual results to differ materially from those predicted in any forward-looking statements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law. You should read this prospectus, the documents incorporated by reference in this prospectus and any supplements to this prospectus, completely and with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of June 30, 2016 (unaudited):

•	on an actual basis;

•	on an as adjusted basis to reflect the sale of an aggregate of (i) 1,095,000 ordinary shares at a price of $0.50 per share and $3,160,000 in Registered Debentures in the 2016 Registered Direct Offering and (ii) the 2016 Warrants to purchase up to 10,000,000 ordinary shares and $1,292,500 in PIPE Debentures in the 2016 Private Placement, for aggregate net proceeds of approximately $4.5 million, after deducting commissions and estimated aggregate offering expenses payable by us.

	As of June 30, 2016
	Actual	As Adjusted (1)
	(in thousands, except share and per share data)

Debt:
Debentures and embedded conversion option	$-	$4,452,500
Total Debt	$-	$4,452,500

Shareholders’ equity:
Ordinary shares of NIS 0.6 par value: 60,000,000 shares authorized; 20,868,826 shares issued; 20,865,568 shares outstanding, actual; and 21,963,826 shares issued; 21,960,568 shares outstanding, as adjusted	$3,247	$3,418
Additional paid-in capital	$157,102	$157,423
Accumulated deficit	$(147,700)	$(148,145)
Total shareholders’ equity	$12,649	$12,696

(1)	Based on a preliminary valuation of the Debentures and embedded conversion option

MARKET FOR OUR ORDINARY SHARES

Our ordinary shares began trading on The NASDAQ Global Market on February 27, 2007 under the symbol “ROSG.” On June 30, 2010, we transferred the listing of our ordinary shares from The NASDAQ Global Market to The NASDAQ Capital Market. Prior to February 27, 2007, there was no established public trading market for our ordinary shares. The high and low sales prices per share of our ordinary shares for the periods indicated are set forth below. This information reflects the 1-for-4 reverse stock split effected on July 6, 2011 and the 1-for 15 reverse stock split effected on May 14, 2012.

Year Ended	High	Low
December 31, 2011	$61.80	$1.95
December 31, 2012	$23.43	$1.40
December 31, 2013	$5.98	$2.35
December 31, 2014	$6.69	$2.07
December 31, 2015	$5.55	$1.05

Quarter Ended
March 31, 2014	$6.69	$2.87
June 30, 2014	$5.40	$3.43
September 30, 2014	$4.37	$3.25
December 31, 2014	$3.53	$2.07
March 31, 2015	$5.55	$2.29
June 30, 2015	$4.48	$2.90
September 30, 2015	$3.44	$2.20
December 31, 2015	$2.68	$1.05
March 31, 2016	$1.60	$0.71
June 30, 2016	$1.55	$0.99
September 30, 2016	$1.22	$0.75

Month Ended
June 30, 2016	$1.55	$1.03
July 31, 2016	$1.22	$1.05
August 31, 2016	$1.15	$0.94
September 30, 2016	$1.02	$0.75
October 31, 2016	$0.87	$0.55
November 30, 2016	$0.81	$0.58

On December 7, 2016, the closing price of our ordinary shares on The NASDAQ Capital Market was $0.6189.

Dividend Policy

To date, we have not declared or paid cash dividends on any of our shares, and we have no current intention of paying any cash dividends in the near future.

The Companies Law also restricts our ability to declare and pay dividends. We can only distribute dividends from profits (as defined in the Companies Law), if, in the discretion of our board of directors, there is no reasonable concern that the dividend distribution will prevent us from meeting our existing and contingent obligations as they come due.

REASONS FOR THE OFFER AND USE OF PROCEEDS

We are required under the terms of the Registration Rights Agreement entered into with the investor in the 2016 Offerings to file a registration statement on Form F-1, of which this prospectus is a part, to cover the resale of the ordinary shares issuable upon conversion of the PIPE Debentures and exercise of the 2016 Warrants (as well as the ordinary shares issuable upon exercise of the Placement Agent Warrants). The ordinary shares being offered by this prospectus are solely for the account of the selling stockholders. We will not receive any proceeds from the sale of these shares by the selling stockholders. We will, however, receive the proceeds of any cash exercises of warrants which, if received, would be used by us for working capital and general corporate purposes.

DESCRIPTION OF SHARE CAPITAL

Authorized Share Capital

As of the date of this prospectus, our authorized share capital was NIS 36,000,000 divided into 60,000,000 ordinary shares, nominal (par) value NIS 0.6 per share.

Ordinary Shares

As of December 1, 2016, 21,965,513 ordinary shares were issued and 21,962,256 were outstanding. As of December 1, 2016, there were approximately 118 stockholders of record of our ordinary shares.  All our ordinary shares rank pari passu in all respects, and all our issued and outstanding ordinary shares are fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company.

The NASDAQ Capital Market

Our ordinary shares are listed on The NASDAQ Capital Market under the symbol “ROSG.”

On October 13, 2016, we received a staff deficiency letter from NASDAQ notifying us that for the past 30 consecutive business days, the closing bid price per share of our ordinary shares was below the $1.00 minimum bid price requirement for continued listing on The NASDAQ Capital Market, as required by NASDAQ Listing Rule 5550(a)(2) (the “Bid Price Rule”). NASDAQ provided Rosetta with 180 calendar days, or until April 11, 2017, to regain compliance with the Bid Price Rule. To regain compliance with the Bid Price Rule, the closing bid price of our ordinary shares must meet or exceed $1.00 per share for a minimum of ten consecutive business days during the 180 day grace period. If our ordinary shares do not regain compliance with the Bid Price Rule during this grace period, we may be eligible for an additional grace period of 180 calendar days provided that we satisfy NASDAQ’s initial listing standards for listing on The NASDAQ Capital Market, other than the minimum bid price requirement, and provides written notice to NASDAQ of our intention to cure the delinquency during the second grace period. If we do not regain compliance during the initial grace period and are not eligible for an additional grace period, NASDAQ will provide written notice that our ordinary shares are subject to delisting from The NASDAQ Capital Market. In that event, we may appeal such determination to a hearings panel.

Warrants

As of December 1, 2016, we had the following warrants outstanding:

•	Warrants issued in the January 2012 Debt Transaction. In connection with a debt transaction in January 2012, we issued warrants to purchase up to 4,241 ordinary shares at an exercise price of $1.557 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on January 26, 2017. As of the date of this prospectus, warrants have been exercised for 3,529 shares and warrants to purchase up to 712 ordinary shares remain outstanding.

•	Warrants issued in the April 2012 Registered Offering. In connection with a registered direct offering in April 2012, we issued warrants to purchase up to 13,505 ordinary shares at an exercise price of $3.1875 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on April 12, 2017. As of the date of this prospectus, warrants have been exercised for 10,778 shares and warrants to purchase up to 2,727 ordinary shares remain outstanding.

•	Warrants issued in the First May 2012 Registered Offering. In connection with a registered direct offering in May 2012, we issued warrants to purchase up to 15,802 ordinary shares at an exercise price of $4.375 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on May 16, 2017. As of the date of this prospectus, warrants have been exercised for 13,002 shares and warrants to purchase up to 2,800 ordinary shares remain outstanding.

•	Warrants issued in the Second May 2012 Registered Offering. In connection with a registered direct offering in May 2012, we issued warrants to purchase up to 14,269 ordinary shares at an exercise price of $14.375 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on May 24, 2017.

•	Warrants issued in the August 2012 Registered Offering. In connection with an underwritten offering in August 2012, we issued warrants to purchase up to 148,937 ordinary shares at an exercise price of $6.25 per share to the underwriter and its affiliates for services as underwriter. These placement agent warrants expire on August 2, 2017.

•	Warrants issued to Consultants. In October 2013, we issued warrants to purchase up to 15,000 ordinary shares at an exercise price of $3.18 per share a consultant for services. These warrants expire on October 16, 2023.

•	Warrants issued in the 2015 Private Placement. In connection with a private placement in October 2015 (the “2015 Private Placement”), we issued the purchasers (i) Series A warrants to purchase up to an aggregate of 1,666,666 ordinary shares at an exercise price of $2.75 per share (subject to adjustment as set forth below) and (ii) partially pre-funded Series B warrants to purchase a maximum of up to an aggregate of 2,666,667 ordinary shares. The Series B warrants had an exercise price of NIS 0.6 (which had been prepaid) plus $0.0001 per share. The Series B warrants were intended to reset the price of the units sold in the Private Placement, and were exercisable for an aggregate number of ordinary shares based on a reset price per unit equal to 85% of the arithmetic average of the five lowest weighted average prices calculated during the ten trading days following the effective date of a resale registration statement; provided that such average was less than $2.40 and; provided, further, however, that the maximum aggregate number of ordinary shares issuable upon exercise of the Series B warrants would not exceed 2,666,667 shares. All Series B warrants were exercised on a cashless basis for an aggregate of 2,666,489 shares. The Series A warrants expire on October 15, 2020, and the exercise price of the Series A warrants was adjusted downward upon the eleventh trading day after the effective date of the resale registration statement to $1.646 per share. In addition, we issued warrants to purchase up to 100,000 ordinary shares on the same terms as the Series A warrants, to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on October 15, 2020.

•	Warrants issued in the 2016 Offerings. In connection with the 2016 Offerings, we issued the investors 2016 Warrants to purchase up to 10,000,000 ordinary shares with an initial exercise price of $0.85 per share. The 2016 Warrants were immediately exercisable upon issuance and have a term of five years. The exercise price of the 2016 Warrants is subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our ordinary shares and rights offerings and pro rata distributions with respect to all holders of our ordinary shares. Additionally, in the event of a reverse stock split of our ordinary shares, the exercise price shall be reduced to the lesser of (x) the then exercise price, as adjusted and (y) the average of the two lowest volume weighted average prices of our ordinary shares during the 10 trading days immediately following the reverse stock split, which shall thereafter be the new exercise price. Additionally, subject to limited exceptions, for a period of 12 months following the effective date of the Resale Registration Statement, if we issue ordinary shares or securities that are convertible or exercisable into ordinary shares at a price that is less than the effective exercise price, the then exercise price shall be automatically reduced to the price at which we issued the ordinary shares or the underlying exercise price or conversion price of the securities. In addition, we issued the Placement Agent Warrants to purchase up to 300,000 ordinary shares to the Placement Agents and their affiliates for services as placement agent. The Placement Agent Warrants will become exercisable on November 29, 2017 and will expire on November 29, 2021 and have an exercise price equal to $0.625.

Share History

The following is a summary of the history of our share capital since December 1, 2013.

Ordinary Share Issuances

Stock Options/RSUs. Since December 1, 2013, we have issued 37 ordinary shares upon the exercise of stock options and 152,906 shares pursuant to restricted stock units (RSUs).

Exercise of Warrants. Since December 1, 2013, we have issued 8,946 ordinary shares upon the exercise of warrants (not including the 2,666,489 ordinary shares issued upon exercise of the Series B warrants as discussed under “- 2015 Private Placement” below).

CynoGen, Inc. Acquisition. On April 14, 2015, we issued 500,000 ordinary shares in connection with our acquisition of CynoGen, Inc. (d/b/a PersonalizeDx). In addition, on July 22, 2015, we issued an addition 120,000 ordinary shares in lieu of services that were to be provided to an affiliate of CynoGen.

Sales under at-the-market issuance Sales Agreements. Since December 1, 2013, we have sold an aggregate of 3,990,302 ordinary shares under at-the market sales agreements for aggregate gross proceeds of $16,817,421.

2015 Private Placement. On October 15, 2015, we closed the 2015 Private Placement, pursuant to which we sold an aggregate 3,333,333 units at $2.40 per unit, with each unit consisting of (i) one ordinary share, (ii) a Series A warrant to purchase one-half of an ordinary share at an exercise price of $2.75 per ordinary share (subject to adjustment), and (iii) a partially pre-funded Series B warrant. In connection with the Private Placement, we also issued to the placement agent and its affiliates warrants to purchase a total of 100,000 ordinary shares on the same terms as the Series A warrants. All of the Series B warrants were exercised on a cashless basis for an aggregate of 2,666,489 shares.

2016 Offerings. On November 29, 2016, we closed the 2016 Offerings pursuant to which we sold (i) an aggregate of 1,095,000 of our ordinary shares at a purchase price of $0.50 per share and an aggregate principal amount of $3,160,000 of Registered Debentures in the 2016 Registered Direct Offering and (ii) the 2016 Warrants to purchase up to 10,000,000 ordinary shares with an initial exercise price of $0.85 per share and an aggregate principal amount of $1,292,500 of PIPE Debentures in the 2016 Private Placement. At this initial closing, we received gross proceeds of $3,707,500 for the ordinary shares, the Registered Debentures and 2016 Warrants. A second closing at which we will receive gross proceeds of $1,292,500 for the PIPE Debentures will be held upon the effectiveness the Resale Registration Statement, of which this prospectus forms a part, subject to the satisfaction of customary closing conditions. The Placement Agents also received Placement Agent Warrants to purchase up to 300,000 ordinary shares at an exercise price equal to $0.625.

Other Issuances. In September 2014, we issued 6,000 ordinary shares to a former employee in consideration for settlement of a dispute.

Authorized Share Capital

On August 5, 2013, our stockholders approved an increase to our registered (authorized) share capital by NIS 12,000,000, divided into 20,000,000 ordinary shares, nominal (par) value NIS 0.6 each, so that following such increase, the registered (authorized) share capital was NIS 24,000,000 divided into 40,000,000, ordinary shares nominal (par) value NIS 0.6 each.

On December 3, 2015, our stockholders approved an increase to our registered (authorized) share capital by NIS 12,000,000, divided into 20,000,000 ordinary shares, nominal (par) value NIS 0.6 each, so that following such increase, the registered (authorized) share capital was NIS 36,000,000 divided into 60,000,000, ordinary shares nominal (par) value NIS 0.6 each.

SELLING STOCKHOLDERS

The ordinary shares being offered by the selling stockholders are those issuable to the selling stockholders upon exercise of the 2016 Warrants, conversion of the PIPE Debentures and exercise of the Placement Agent Warrants. For additional information regarding the issuances of those securities, see “Prospectus Summary – 2016 Private Placement and Concurrent 2016 Registered Direct Offering” above. We are registering the ordinary shares in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of our securities and the participation in the 2015 Private Placement as noted in the footnotes below, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the ordinary shares by each of the selling stockholders. The second column lists the number of ordinary shares beneficially owned by each selling stockholder, based on its ownership of the ordinary shares, 2016 Warrants, PIPE Debentures and Placement Agent Warrants, as of December 1, 2016, assuming exercise of the 2016 Warrants and Placement Agent Warants and conversion of the PIPE Debentures (and assuming a conversion price of $0.25 per share for the Debentures) held by the selling stockholders on that date, without regard to any limitations on exercises.

The third column lists the ordinary shares being offered by this prospectus by the selling stockholders.

In accordance with the terms of the Registration Rights Agreement with the selling stockholders, this prospectus generally covers the resale of at least the sum of (i) the maximum number of ordinary shares issuable upon exercise of the 2016 Warrants and (ii) the maximum number of ordinary shares issuable upon conversion of the PIPE Debentures, determined as if the 2016 Warrants and PIPE Debentures were exercised and converted in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on the exercise of the 2016 Warrants or conversion of the PIPE Debentures. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the 2016 Warrants and the Debentures, a selling stockholder may not exercise the Warrants or convert the Debentures to the extent such exercise/conversion would cause such selling stockholder, together with its affiliates, to beneficially own a number of ordinary shares which would exceed 4.99% of our then outstanding ordinary shares following such exercise/conversion, excluding for purposes of such determination ordinary shares issuable upon exercise of the 2016 Warrants which have not been exercised or of the Debentures which have not been converted. The number of shares in the table below does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

The table below has been prepared based upon the information furnished to us by the selling stockholders.  The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act.  Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly.

Any selling stockholders who are affiliates of broker-dealers and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to any such selling stockholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their ordinary shares.

Name of Selling Stockholder	Number of Ordinary Shares Owned Prior to Offering (1)	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering

Sabby Volatility Warrant Master Fund, Ltd. (2)	5,854,575	3,792,500	2,062,075
c/o Sabby Management, LLC
10 Mountainview Road
Suite 205
Upper Saddle River, NJ 07458

Sabby Healthcare Master Fund, Ltd. (3)	17,246,050	11,377,500	5,868,550
c/o Sabby Management, LLC
10 Mountainview Road
Suite 205
Upper Saddle River, NJ 07458

Maxim Partners LLC (4)	105,000	105,000	0
405 Lexington Avenue, 2nd Floor
New York, New York 10174

David Bocchi (5)	84,600	54,600	84,600
c/o Aegis Capital Corp.
810 7th Avenue
New York, New York 10019

Harry Ioannou (6)	61,875	40,000	21,875
c/o Aegis Capital Corp.
810 7th Avenue
New York, New York 10019

Robert Eide (7)	51,624	34,124	17,500
c/o Aegis Capital Corp.
810 7th Avenue
New York, New York 10019

Zachary Hirsch (8)	27,500	19,500	8,000
c/o Aegis Capital Corp.
810 7th Avenue
New York, New York 10019

Raffaele Gambardella (9)	25,813	17,063	8,750
c/o Aegis Capital Corp.
810 7th Avenue
New York, New York 10019

Phillip Michals (10)	25,813	17,063	8,750
c/o Aegis Capital Corp.
810 7th Avenue
New York, New York 10019

Zachary Grodko (11)	4,375	4,375	0
c/o Aegis Capital Corp.
810 7th Avenue
New York, New York 10019

Scott Madison (12)	4,375	4,375	0
c/o Aegis Capital Corp.
810 7th Avenue
New York, New York 10019

Alejandro Barrientos (13)	2,950	1,950	1,000
c/o Aegis Capital Corp.
810 7th Avenue
New York, New York 10019

James Tang (14)	2,950	1,950	1,000
c/o Aegis Capital Corp.
810 7th Avenue
New York, New York 10019

(1)	In computing the number of shares beneficially owned by a selling stockholder, ordinary shares underlying options, warrants and other convertible securities (including the 2016 Warrants and PIPE Debentures) held by that selling stockholder that are convertible or exercisable, as the case may be, within 60 days of December 1, 2016 are included. We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders might not sell a portion or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders, and all of the shares not covered by this prospectus will be held by the selling stockholders. In addition, all 2016 Warrants and Debentures held by the selling stockholders contain provisions limiting the exercise of such 2016 Warrants and conversion of such Debentures if, thereafter, the selling stockholder would beneficially own in excess of 4.99% of our outstanding ordinary shares. However, for purposes of determining beneficial ownership prior to and following the offering, we have included all shares issuable upon exercise of the 2016 Warrants and conversion of the Debentures. Shares issuable upon exercise of the Placement Agent Warrants are not listed under Number of Shares Owned Prior to Offering because the Placement Agent Warrants do not become exercisable until November 29, 2017.
(2)	Number of shares to be sold pursuant to this prospectus consists of (i) up to 2,500,000 ordinary shares issuable upon exercise of 2016 Warrants issued in the 2016 Private Placement and (ii) up to 1,292,500 ordinary shares issuable upon conversion of the PIPE Debentures (assuming a conversion price of $0.25 per share) issued in the 2016 Private Placement. Number of shares owned prior to the offering also includes (i) 273,750 ordinary shares purchased in the 2016 Registered Direct Offering, (ii) up to 1,580,000 ordinary shares issuable upon conversion of the Registered Debentures (assuming a conversion price of $0.50 per share) issued in the 2016 Registered Direct Offering and (iii) up to 208,325 ordinary shares issuable upon exercise of warrants at an exercise price of $1.646 per share received in the 2015 Private Placement. Sabby Management, LLC serves as the investment manager of Sabby Volatility Warrant Master Fund, Ltd. Hal Mintz is the manager of Sabby Management, LLC and has voting and investment control of the securities held by Sabby Volatility Warrant Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by Sabby Volatility Warrant Master Fund, Ltd. except to the extent of their respective pecuniary interest therein.
(3)	Number of shares to be sold pursuant to this prospectus consists of (i) up to 7,500,000 ordinary shares issuable upon exercise of 2016 Warrants issued in the 2016 Private Placement and (ii) up to 3,877,500 ordinary shares issuable upon conversion of the PIPE Debentures (assuming a conversion price of $0.25 per share) issued in the 2016 Private Placement. Number of shares owned prior to the offering also includes (i) 821,250 ordinary shares purchased in the 2016 Registered Direct Offering, (ii) up to 4,740,000 ordinary shares issuable upon conversion of the Registered Debentures (assuming a conversion price of $0.50 per share) issued in the 2016 Registered Direct Offering and (iii) up to 307,300 ordinary shares issuable upon exercise of warrants at an exercise price of $1.646 per share received in the 2015 Private Placement. Sabby Management, LLC serves as the investment manager of Sabby Healthcare Master Fund, Ltd. Hal Mintz is the manager of Sabby Management, LLC and has voting and investment control of the securities held by Sabby Healthcare Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by Sabby Healthcare Master Fund, Ltd. except to the extent of their respective pecuniary interest therein

(4)	Number of shares to be sold pursuant to this prospectus consists of up to 105,000 shares issuable upon exercise of Placement Agent Warrants issued as compensation in the 2016 Offerings. Maxim Partners LLC is an affiliate of a broker-dealer, and has certified to us that it has no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock issuable upon exercise of the Placement Agent Warrants.
(5)	Number of shares to be sold pursuant to this prospectus consists of up to 54,600 shares issuable upon exercise of Placement Agent Warrants issued as compensation in the 2016 Offerings. Number of shares owned prior to the offering also includes up to 30,000 ordinary shares issuable upon exercise of warrants issued as placement agent compensation in the 2015 Private Placement. Mr. Bocchi is an affiliate of Aegis, a broker-dealer, and has certified to us that he has no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock issuable upon exercise of the Placement Agent Warrants.
(6)	Number of shares to be sold pursuant to this prospectus consists of up to 40,000 shares issuable upon exercise of Placement Agent Warrants issued as compensation in the 2016 Offerings. Number of shares owned prior to the offering also includes up to 21,875 ordinary shares issuable upon exercise of warrants issued as placement agent compensation in the 2015 Private Placement. Mr. Ioannou is an affiliate of Aegis, a broker-dealer, and has certified to us that he has no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock issuable upon exercise of the Placement Agent Warrants.
(7)	Number of shares to be sold pursuant to this prospectus consists of up to 34,124 shares issuable upon exercise of Placement Agent Warrants issued as compensation in the 2016 Offerings. Number of shares owned prior to the offering also includes up to 17,500 ordinary shares issuable upon exercise of warrants issued as placement agent compensation in the 2015 Private Placement. Mr. Eide is an affiliate of Aegis, a broker-dealer, and has certified to us that he has no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock issuable upon exercise of the Placement Agent Warrants.
(8)	Number of shares to be sold pursuant to this prospectus consists of up to 19,500 shares issuable upon exercise of Placement Agent Warrants issued as compensation in the 2016 Offerings. Number of shares owned prior to the offering also includes up to 8,000 ordinary shares issuable upon exercise of warrants issued as placement agent compensation in the 2015 Private Placement. Mr. Hirsch is an affiliate of Aegis, a broker-dealer, and has certified to us that he has no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock issuable upon exercise of the Placement Agent Warrants.
(9)	Number of shares to be sold pursuant to this prospectus consists of up to 17,063 shares issuable upon exercise of Placement Agent Warrants issued as compensation in the 2016 Offerings. Number of shares owned prior to the offering also includes up to 8,750 ordinary shares issuable upon exercise of warrants issued as placement agent compensation in the 2015 Private Placement. Mr. Gambardella is an affiliate of Aegis, a broker-dealer, and has certified to us that he has no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock issuable upon exercise of the Placement Agent Warrants.
(10)	Number of shares to be sold pursuant to this prospectus consists of up to 17,063 shares issuable upon exercise of Placement Agent Warrants issued as compensation in the 2016 Offerings. Number of shares owned prior to the offering also includes up to 8,750 ordinary shares issuable upon exercise of warrants issued as placement agent compensation in the 2015 Private Placement. Mr. Michals is an affiliate of Aegis, a broker-dealer, and has certified to us that he has no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock issuable upon exercise of the Placement Agent Warrants.
(11)	Number of shares to be sold pursuant to this prospectus consists of up to 4,375 shares issuable upon exercise of Placement Agent Warrants issued as compensation in the 2016 Offerings. Mr. Grodko is an affiliate of Aegis, a broker-dealer, and has certified to us that he has no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock issuable upon exercise of the Placement Agent Warrants.

(12)	Number of shares to be sold pursuant to this prospectus consists of up to 4,375 shares issuable upon exercise of Placement Agent Warrants issued as compensation in the 2016 Offerings. Mr. Madison is an affiliate of Aegis, a broker-dealer, and has certified to us that he has no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock issuable upon exercise of the Placement Agent Warrants.
(13)	Number of shares to be sold pursuant to this prospectus consists of up to 1,950 shares issuable upon exercise of Placement Agent Warrants issued as compensation in the 2016 Offerings. Number of shares owned prior to the offering also includes up to 1,000 ordinary shares issuable upon exercise of warrants issued as placement agent compensation in the 2015 Private Placement. Mr. Barrientos is an affiliate of Aegis, a broker-dealer, and has certified to us that he has no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock issuable upon exercise of the Placement Agent Warrants.
(14)	Number of shares to be sold pursuant to this prospectus consists of up to 1,950 shares issuable upon exercise of Placement Agent Warrants issued as compensation in the 2016 Offerings. Number of shares owned prior to the offering also includes up to 1,000 ordinary shares issuable upon exercise of warrants issued as placement agent compensation in the 2015 Private Placement. Mr. Tang is an affiliate of Aegis, a broker-dealer, and has certified to us that he has no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock issuable upon exercise of the Placement Agent Warrants.

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PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

17

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters with respect to the legality of the issuance of the ordinary shares offered by this prospectus will be passed upon for us by Amar Reiter Jeanne Shochatovitch & Co., Lawyers, Ramat Gan, Israel.

EXPERTS

The consolidated financial statements of Rosetta Genomics Ltd. appearing in Rosetta Genomics Ltd. Report on Form 6-K as filed with the SEC on December 8, 2016, have been audited by Kost Forer Gabbay & Kasierer (a Member of Ernst & Young Global), independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of Kost Forer Gabbay & Kasierer is 3 Aminadav St., Tel-Aviv, Israel 6706703.

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EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$1,094
Legal fees and expenses*	15,000
Accounting fees and expenses*	10,000
Printing fees and expenses*	5,000
Miscellaneous*	3,906
Total*	$35,000

*Estimated

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The documents we are incorporating by reference as of their respective dates of filing are:

•	Annual Report on Form 20-F for the year ended December 31, 2015, filed on March 23, 2016 (File No. 001-33042);
•	Report on Form 6-K filed on January 6, 2016 (File No. 001-33042);
•	Report on Form 6-K filed on February 25, 2016 (File No. 001-33042);
•	Report on Form 6-K/A filed on May 19, 2016 (File No. 001-33042);
•	Report on Form 6-K filed on June 21, 2016 (File No. 001-33042);
•	Report on Form 6-K filed on August 22, 2016 (File No. 001-33042);
•	Report on Form 6-K filed on September 26, 2016 (File No. 001-33042);
•	Report on Form 6-K filed on October 13, 2016 (File No. 001-33042);
•	Report on Form 6-K/A filed on October 14, 2016 (File No. 001-33042);
•	Report on Form 6-K filed on October 20, 2016 (File No. 001-33042);
•	Report on Form 6-K filed on November 25, 2016 (File No. 001-33042);
•	Report on Form 6-K filed on December 8, 2016 (File No. 001-33042); and
•	the description of our ordinary shares contained in our Form 8-A filed on September 22, 2006 (File No. 001-33042).

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Ron Kalfus

Chief Financial Officer

Rosetta Genomics Ltd.

3711 Market Street, Suite 740

Philadelphia, PA 19104

215-382-9000

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement on Form F-1 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we anticipate filing with the SEC, within four months after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent accounting firm.

You may read and copy any document we file or furnish with the SEC at reference facilities at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing these matters.

Subject to specified time limitations and legal procedures, Israeli courts may declare a foreign judgment in a civil matter, including a monetary or compensatory judgment in a non-civil matter, enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

•	the judgment may no longer be appealed;

•	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the state in which it was given.

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Notwithstanding the previous sentence, an Israeli court will not declare a foreign civil judgment enforceable if:

•	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

•	the judgment was obtained by fraud;

•	the possibility given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

•	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

•	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

•	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

We have irrevocably appointed our wholly owned U.S. subsidiary, Rosetta Genomics Inc., as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency. Judgment creditors must bear the risk of unfavorable exchange rate fluctuations.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Article 67 of our articles of association provides as follows:

“INDEMNITY AND INSURANCE

(a)	Subject to the provisions of the Companies Law and to the fullest extent permitted under the Companies Law, as shall be in effect from time to time, the Company may:

(i)	enter into a contract for the insurance of the liability, in whole or in part, of any of its Office Holders;

(ii)	undertake in advance to indemnify an Office Holder, under any circumstances, in respect of which the Company may undertake in advance to indemnify an Office Holder under the Companies Law, subject to the limitations set forth in the Companies Law;

(iii)	indemnify an Office Holder as permitted under the Companies Law;

(iv)	release and exculpate, in advance, any Office Holder from any liability from damages arising out of a breach of a duty of care towards the Company.

(b)	Any amendment to the Companies Law adversely affecting the right of any Office Holder to be indemnified or insured pursuant to this Article 67 shall be prospective in effect, and shall not affect the Company’s obligation or ability to indemnify or insure an Office Holder for any act or omission occurring prior to such amendment, unless otherwise provided by the Companies Law.

(c)	The provisions of this Article 67 are not intended, and shall not be interpreted so as to restrict the Company, in any manner, in respect of the procurement of insurance and/or indemnification and/or exculpation, in favour of any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder.”

Article 2 of our articles of association defines “Office Holder” as “every director and every other person included in the definition of “office holder” under the Companies Law, including the executive officers of the Company.”

The Companies Law provides that a company may, if its articles of association include provisions which allow it to do so:

(1)	enter into a contract to insure the liability of an “office holder” (as defined) of the company by reason of acts committed in his or her capacity as an office holder of the company for any of the below:

(a)	the breach of his or her duty of care to the company or any other person;

(b)	the breach of his or her duty of loyalty to the company to the extent he or she acted in good faith and had a reasonable basis to believe that the act would not prejudice the interests of the company; and

(c)	monetary liabilities or obligations which may be imposed upon him or her in favor of other persons.

(2)	indemnify an office holder of the company for the following liabilities or expenses that may be imposed upon him or her or that he or she may incur by reason of acts committed in his or her capacity as an office holder of the company, for:

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(a)	monetary liabilities or obligations imposed upon him or her in favor of another person under a court judgment, including a compromise judgment or an arbitrator’s decision approved by a court;

(b)	reasonable litigation expenses, including attorney’s fees, actually incurred by the office holder pursuant to an inquiry or a proceeding brought against him or her by a competent authority, which was concluded without the submission of an indictment against him or her and without any financial penalty being imposed on him or her as an alternative to a criminal proceeding or which was concluded without the submission of an indictment against him or her but with a financial penalty being imposed on him or her as an alternative to a criminal proceeding, in respect of a criminal offence which does not require proof of criminal intent or with respect to monetary sanction;

In this subsection: (i) a proceeding concluded without the submission of an indictment in a matter in respect to which a criminal investigation was initiated shall mean the relevant case against him or her being closed in accordance with the provisions of Section 62 of the Israeli Criminal Procedure Law [Consolidated Version], 5742-1982, or by virtue of a stay of proceedings by the Attorney General in accordance with the provisions of Section 231 of the Israeli Criminal Procedure Law [Consolidated Version], 5742-1982; and (ii) “a financial penalty imposed as an alternative to a criminal proceeding” means a monetary penalty imposed in accordance with law as an alternative to a criminal proceeding, including an administrative fine in accordance with the Israeli Administrative Crimes Law, 5746-1985, a fine for a crime that is considered a crime in respect of which a fine may be imposed, in accordance with the provisions of the Israeli Criminal Procedure Law[Consolidated Version], 5742-1982, a monetary sanction or a forfeit; and

(c)	reasonable litigation expenses, including attorney’s fees, actually incurred by the office holder or imposed upon him or her by a court, in an action, suit or proceeding brought against him or her by or on behalf of the company or by other persons, or in connection with a criminal action from which he or she was acquitted, or in connection with a criminal action which does not require proof of criminal intent in which he or she was convicted.

(3)	exempt an office holder, in advance, from and against all or part of his or her liability for damages due to a breach of his or her duty of care to it, provided that a company may not exempt a director in advance from his or her liability to it due to a breach of his or her duty of care with respect to a ‘Distribution’ (as defined in Section 1 of the Companies Law).

The Companies Law provides that a company’s articles of association may provide for indemnification of an office holder (X) post-factum; and (Y) may also provide that a company may undertake to indemnify an office holder in advance as follows: (i) as detailed in section 2(a) above, provided that the undertaking is limited to types of occurrences which, in the opinion of the company’s board of directors, are, at the time of the undertaking, foreseeable in light of the activities of the company when the undertaking is given and to an amount or a criteria that the board of directors has determined is reasonable in the circumstances, and that the undertaking shall specify the occurrences which in the board of directors’ opinion are foreseeable as aforesaid, and the amount or criteria set by the board of directors as reasonable in the circumstances (ii) as detailed in sections 2(b) and 2(c) above.

The Companies Law provides that a provision in a company’s articles of association which permits the company to enter into a contract to insure the liability of or to indemnify an office holder or to exempt an office holder from his or her liability to the company, or a resolution of a company’s board of directors to indemnify an office holder with respect to the following will not be valid:

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•	a breach of his or her duty of loyalty, other than, in respect of indemnification and insurance, to the extent described in Section 1(b) above;

•	a breach of his or her duty of care that was done intentionally or recklessly, unless the breach was done only in negligence;

•	an act or omission done with the intent to unlawfully realize personal gain; or

•	a fine, monetary sanction, forfeit or penalty imposed upon him or her.

The term “office holder” (or “Noseh Misra” in Hebrew) is defined in the Companies Law as a managing director, chief executive officer, executive vice president, vice president, any other person fulfilling or assuming any of the foregoing positions without regard to such person’s title, as well as a director, or a manager directly subordinate to the managing director.

According to the Companies Law, granting an exemption to, indemnification of, and procurement of insurance coverage for, an office holder of a company requires, the approval of the company’s compensation committee and board of directors, and, in some circumstances, including if the office holder is a director, the chief executive officer or a controlling shareholder, as defined for that purpose in the Companies Law, the approval of the company’s shareholders, and in some cases,(such as in case of the chief executive officer, a controlling shareholder, or approval of terms not consistent with the company’s compensation policy) with a special majority.

Our office holders are currently covered by a directors’ and officers’ liability policy. We have also resolved to provide directors and certain other office holders with our standard indemnification undertaking which provides for indemnification from any liability for damages caused as a result of a breach of duty of care and provides an exemption, to the fullest extent permitted by law, all in accordance with and pursuant to the terms set forth in the said indemnification undertaking.

Item 7. Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act of 1933, as amended, or the Securities Act:

1.	On April 14, 2015, we issued 500,000 ordinary shares in connection with our acquisition of CynoGen, Inc. (d/b/a PersonalizeDx). In addition, on July 22, 2015, we issued an addition 120,000 ordinary shares in lieu of services that were to be provided to an affiliate of CynoGen.

2.	On October 15, 2015, we closed a private placement transaction, pursuant to which we sold an aggregate 3,333,333 units at $2.40 per unit, with each unit consisting of (i) one ordinary share, (ii) a Series A warrant to purchase one-half of an ordinary share at an exercise price of $2.75 per ordinary share (subject to adjustment), and (iii) a partially pre-funded Series B warrant. Aegis Capital Corp. served as placement agent. In connection with the private placement, we also issued to the placement agent and its affiliates warrants to purchase a total of 100,000 ordinary shares on the same terms as the Series A warrants. All of the Series B warrants were exercised on a cashless basis for an aggregate of 2,666,489 shares.

3.	On November 29, 2016, we held the initial closing of the sale of (i) an aggregate of 1,095,000 of our ordinary shares at a purchase price of $0.50 per share and an aggregate principal amount of $3,160,000 of registered debentures in a registered direct offering (the “Registered Direct Offering”) and (ii) warrants to purchase up to 10,000,000 ordinary shares with an initial exercise price of $0.85 per share (the “2016 Warrants”) and an aggregate principal amount of $1,292,500 of unregistered debentures in a private placement transaction (the “2016 Private Placement”). At this initial closing, we received gross proceeds of $3,707,500 for the ordinary shares, the registered debentures and 2016 Warrants. A second closing at which we will receive gross proceeds of $1,292,500 for the unregistered debentures will be held upon the effectiveness of a resale registration statement covering the resale of the ordinary shares issuable upon exercise of the 2016 Warrants and conversion of the unregistered debentures, subject to the satisfaction of customary closing conditions. Aegis Capital Corp. and Maxim Group LLC served as placement agents. We also issued to the placement agents and their affiliates warrants to purchase up to 300,000 ordinary shares at an exercise price equal to $0.625.

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All sales of securities described above were exempt from the registration requirements of the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act, relating to transactions by an issuer not involving a public offering.

Item 8. Exhibits and Financial Statement Schedules

The following is a list of exhibits filed as part of this Registration Statement.

Exhibit Number	Description of Exhibit

1.1(19)	Co-Placement Agency Agreement, dated as of November 23, 2016, between the Company and Aegis Capital Corp. and Maxim Group LLC.

3.1(20)	Amended and Restated Articles of Association.

4.1(1)	Form of Share Certificate for Ordinary Shares.

4.2(6)	Registration Rights Agreement, dated November 29, 2010, by and between Rosetta Genomics Ltd. and the investors in the December 2010 private placement.

4.3(7)	Registration Rights Agreement, dated February 16, 2011, by and between Rosetta Genomics Ltd. and the investors in the February 2011 private placement.

4.4(8)	Form of Series A Warrant issued by Rosetta Genomics Ltd. to the investors and the placement agent in the October 2011 private placement.

4.5(8)	Registration Rights Agreement, dated October 13, 2011, by and between Rosetta Genomics Ltd. and the investors in the October 2011 private placement.

4.6(15)	Form of warrant issued to the placement agent in the January 2012 debt financing.

4.7(12)	Form of Purchase Option Agreement issued to Aegis Capital Corp as placement agent in the April 2012 Registered Direct Offering.

4.8(13)	Form of Purchase Option Agreement issued to Aegis Capital Corp as placement agent in the May 2012 Registered Direct Offering.

4.9(9)	Form of Purchase Option Agreement issued to Aegis Capital Corp as placement agent in the second May 2012 Registered Direct Offering.

4.10(15)	Form of Purchase Option Agreement issued to the underwriter in the August 2012 underwritten public offering.

4.11(16)	Form of Series A Warrant issued by Rosetta Genomics Ltd. to the investors and the placement agent in the October 2015 private placement.

4.12(16)	Form of Series B Warrant issued by Rosetta Genomics Ltd. to the investors in the October 2015 private placement.

4.12.1(17)	Form of Amendment to Series B Warrants issued by Rosetta Genomics Ltd. to the investors in the October 2015 private placement.

4.13(16)	Registration Rights Agreement, dated October 13, 2015, by and between Rosetta Genomics Ltd. and the investors in the October 2015 private placement.

4.14(16)	Controlled Equity OfferingSM Sales Agreement, dated February 18, 2015, by and between Rosetta Genomics Ltd. and Cantor Fitzgerald & Co.

4.15(19)	Form of 2016 Warrant issued to investors in the 2016 Offerings.

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4.16(19)	Form of Registered Debenture issued to investors in the 2016 Offerings.

4.17(19)	Form of PIPE Debenture issued to investors in the 2016 Offerings.

4.18(19)	Subsidiary Guarantee, dated November 29, 2016, issued to investors in the 2016 Offerings.

4.19(19)	Form of Placement Agent Warrant issued to the Placement Agents and affiliates in the 2016 Offerings.

4.20(19)	Registration Rights Agreement, dated November 23, 2016 between the Company and the investors in the 2016 Offerings.

5.1*	Opinion of Amar Reiter Jeanne Shochatovitch & Co.

10.1(1)@	License Agreement, dated as of May 4, 2006, by and between Rosetta Genomics Ltd. and The Rockefeller University.

10.2(2)@	License Agreement, dated effective as of May 1, 2007, by and between Rosetta Genomics Ltd. and The Rockefeller University.

10.3(1)	Lease Agreement, dated August 4, 2003, by and between Rosetta Genomics Ltd., as tenant, and Rorberg Contracting and Investments (1963) Ltd. and Tazor Development Ltd., as landlords, as amended in April 2004 and as extended on April 9, 2006 (as translated from Hebrew).

10.4(10)

Air Commercial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease – Net, by and between Donna June Kitts Revocable Trust dated April 10, 2006 and CynoGen Inc., dated as of December 1, 2013, as amended.

10.5(4)	Lease Agreement from Wexford-UCSC II, L.P. to Rosetta Genomics Inc., dated July 7, 2008, and First Amendment thereto, dated August 11, 2008.

10.6(1)	2003 Israeli Share Option Plan.

10.7(11)	2006 Employee Incentive Plan (Global Share Incentive Plan).

10.8(1)	Form of Director and Officer Indemnification Agreement.

10.9(5)@	Amended and Restated License Agreement, dated as of March 3, 2009, by and between Rosetta Genomics Ltd. and Max Planck Innovation GmbH.

10.10(14)@	Amended and Restated License Agreement, dated August 14, 2011, by and between The Johns Hopkins University and Rosetta Genomics Ltd.

10.11(1)@	License Agreement, dated as of December 22, 2006, by and between Rosetta Genomics Ltd. and Max Planck Innovation GmbH.

10.12(1)@	Cooperation and Project Funding Agreement, dated effective as of May 1, 2006, by and among Rosetta Genomics Ltd., the Israel-United States Binational Industrial Research and Development Foundation and Isis Pharmaceuticals, Inc.

10.13(3)@	License Agreement, dated effective as of January 8, 2008, by and between Rosetta Genomics Ltd. and The Rockefeller University.

10.14(20)	Stock Purchase Agreement dated April 3 2015, by and between Prelude Corporation and Rosetta Genomics Inc. and Rosetta Genomics Ltd.

10.15(17)	Securities Purchase Agreement, dated October 13, 2015, by and between Rosetta Genomics Ltd. and the investors in the October 2015 private placement.

10.16(19)	Securities Purchase Agreement, dated November 23, 2016, between the Company and the investors in the 2016 Offerings.

21.1(20)	Subsidiaries.

23.1*	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.

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23.2*	Consent of Amar Reiter Jeanne Shochatovitch & Co. (included in Exhibit 5.1 to this registration statement on Form F-1).

24.1*	Power of Attorney (included on signature page).

101.1(22)

The following materials from Exhibit 99.1 to Rosetta Genomics Ltd.’s Report on Form 6-K filed on December 8, 2016, formatted in XBRL (eXtensible Business Reporting Language): (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations, (iii) the Consolidated Statements of Stockholders’ Equity (Deficit) and Comprehensive Income (Loss), (iv) the Consolidated Statements of Cash Flows, and (v) Notes to Consolidated Financial Statements.

101.2(21)	The following materials from Exhibit 99.1 to Rosetta Genomics Ltd.’s Report on Form 6-K filed on September 26, 2016 formatted in XBRL (eXtensible Business Reporting Language): (i) the Condensed Interim Consolidated Balance Sheets, (ii) the Condensed Interim Consolidated Statements of Loss, (iii) the Condensed Interim Consolidated Statements of Changes in Shareholders' Equity, (iv) the Condensed Interim Consolidated Statements of Cash Flows, and (v) Notes to Condensed Interim Consolidated Financial Statements.

*	Filed herewith.
@	Confidential portions of these documents have been filed separately with the SEC pursuant to a request for confidential treatment.
(1)	Incorporated by reference from the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-137095), initially filed with the SEC on September 1, 2006.
(2)	Incorporated by reference from the Registrant’s Form 6-K dated August 2, 2007 (Reg. No. 001-33042), filed with the SEC on August 3, 2007.
(3)	Incorporated by reference from the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2007 (Reg. No. 001-33042), filed with the SEC on June 26, 2008.
(4)	Incorporated by reference from the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2008 (Reg. No. 001-33042), filed with the SEC on June 30, 2009.
(5)	Incorporated by reference from the Registrant’s Form 6-K dated August-September 2009 (Reg. No. 001-33042), filed with the SEC on September 9, 2009.
(6)	Incorporated by reference from the Registrant’s Form 6-K dated November 2010 (Reg. No. 001-33042), filed with the SEC on November 30, 2010.
(7)	Incorporated by reference from the Registrant’s Form 6-K dated February 2011 (Reg. No. 001-33042), filed with the SEC on February 18, 2011.
(8)	Incorporated by reference from the Registrant’s Form 6-K dated October 2011 (Reg. No. 001-33042), filed with the SEC on October 14, 2011.
(9)	Incorporated by reference from the Registrant’s Form 6-K dated May 2012 (Reg. No. 001-33042), filed with the SEC on May 25, 2012.
(10)	Incorporated by reference from the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2013 (Reg. No. 001-33042), filed with the SEC on March 31, 2014.
(11)	Incorporated by reference from the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2012 (Reg. No. 001-33042), filed with the SEC on March 22, 2013.
(12)	Incorporated by reference from the Registrant’s Form 6-K dated April 2012 (Reg. No. 001-33042), filed with the SEC on April 16, 2012.
(13)	Incorporated by reference from the Registrant’s Form 6-K dated April 2012 (Reg. No. 001-33042), filed with the SEC on May 17, 2012.
(14)	Incorporated by reference from the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2011 (Reg. No. 001-33042), filed with the SEC on April 2, 2012.
(15)	Incorporated by reference from the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-182329), filed with the SEC on June 25, 2012, as amended on July 26, 2012 and August 2, 2012.
(16)	Incorporated by reference from the Registrant’s Form 6-K/A (Reg. No. 001-33042), filed with the SEC on February 18, 2015.
(17)	Incorporated by reference from the Registrant’s Form 6-K dated October 2015 (Reg. No. 001-33042), filed with the SEC on October 14, 2015.

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(18)	Incorporated by reference from the Registrant’s Form 6-K dated December 2015 (Reg. No. 001-33042), filed with the SEC on December 3, 2015.
(19)	Incorporated by reference from the Registrant’s Form 6-K dated November 2016 (Reg. No. 001-33042), filed with the SEC on November 25, 2016.
(20)	Incorporated by reference from the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2015 (Reg. No. 001-33042), filed with the SEC on March 23, 2016.

(21)	Incorporated by reference from the Registrant’s Form 6-K dated September 2016 (Reg. No. 001-33042), filed with the SEC on September 26, 2016.

(22)	Incorporated by reference from the Registrant’s Form 6-K dated December 2016 (Reg. No. 001-33042), filed with the SEC on December 8, 2016.

Item 9. Undertakings

(a)          The undersigned Registrant hereby undertakes:

1.          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

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(5)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)          If the registrant is relying on Rule 430B:

(A)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)         If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, the City of Rehovot, State of Israel on December 8, 2016.

ROSETTA GENOMICS LTD.

By:	/s/ Kenneth A. Berlin
Kenneth A. Berlin, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below hereby appoints Kenneth A. Berlin, Ron Kalfus and Ana C. Ward, and each of them acting singly, as his or her true and lawful attorney-in-fact to sign on his or her behalf and individually and in the capacity stated below and to file all amendments (including post-effective amendments) and make such changes and additions to this registration statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated:

Signature	Title(s)	Date

/s/ Kenneth A. Berlin	Chief Executive Officer and President	December 8, 2016
Kenneth A. Berlin	(principal executive officer)

/s/ Ron Kalfus	Chief Financial Officer	December 8, 2016
Ron Kalfus	(principal financial and accounting officer)

/s/ Brian Markison	Chairman of the Board	December 8, 2016
Brian Markison

/s/ Roy N. Davis	Director	December 8, 2016
Roy N. Davis

/s/ Gerald Dogon	Director	December 8, 2016
Gerald Dogon

/s/ Yitzhak Peterburg	Director	December 8, 2016
Yitzhak Peterburg, M.D., Ph.D.

/s/ Joshua Rosensweig	Director	December 8, 2016
Joshua Rosensweig

/s/ David Sidransky	Director	December 8, 2016
David Sidransky, M.D.

/s/ Tali Yaron-Eldar	Director	December 8, 2016
Tali Yaron-Eldar

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Rosetta Genomics Inc., the duly authorized representative in the United States of Rosetta Genomics Ltd., has signed this registration statement on December 8, 2016.

ROSETTA GENOMICS INC.

By:	/s/ Kenneth A. Berlin
Kenneth A. Berlin, President

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